Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Equity Bancshares, Inc. on Form S-1 of our report dated June 30, 2015 on the consolidated financial statements of Equity Bancshares, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek LLP

Oak Brook, Illinois

October 9, 2015